Exhibit 99.1

Montpelier Re Holdings Ltd. Reports Initial Loss Estimates from Hurricanes Gustav and Ike

HAMILTON, Bermuda—(BUSINESS WIRE)—Montpelier Re Holdings Ltd. (NYSE:MRH) (“Montpelier”) today announced a preliminary estimate of the combined net financial impact from Hurricanes Gustav and Ike of approximately $130 million, based on a $15 billion estimated total industry loss. The estimated net financial impact includes losses and loss adjustment expenses, net of reinsurance and reinstatement premiums in addition to any other loss sensitive accruals. This initial assessment of losses is based on a combination of our proprietary CATM modeling analysis and a review of industry market loss estimates, in-force contracts, and a limited number of loss advices from clients. Because of the uncertainties associated with the various inputs to this estimate, Montpelier’s actual losses may differ significantly from our estimate.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Montpelier Re may from time to time make, written or oral “forward-looking” statements within the meaning of the United States (the “U.S.”) federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan of our new insurance and reinsurance initiatives effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2007, which we have filed with the Securities and Exchange Commission.

Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contacts

Montpelier Re Holdings Ltd., Hamilton
Investors:
William Pollett, Treasurer & SVP, 441-297-9576
or
Media:
Jeannine Klein Menzies, Corporate Affairs Manager
441-297-9570